CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement of our report dated July 29, 1996, except for the eighth paragraph of Note 15, as to which the date is December 18, 1996, relating to the consolidated financial statements of FiberCore, Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                         /s/ MOTTLE McGRATH BRANEY & FLYNN, P.C.
                                         ---------------------------------------
                                             MOTTLE McGRATH BRANEY & FLYNN, P.C


Worcester, Massachusetts
January 9, 1997